Exhibit 8.1

Significant Subsidiaries

A summary of our subsidiaries and Chinese affiliated entity or variable interest entity and its subsidiaries as of December 31, 2009 is as follows:

Name	Date of incorporation or acquisition	Percentage of legal ownership	Place of incorporation
Subsidiaries of the Company
CMR Web-learning Co., Ltd. ("CMR Web")	July 29, 1999	70%	PRC
Hongcheng Technology Development Co., Ltd. ("Hongcheng Technology")	July 31, 2000	100%	PRC
Beijing Xuezhi Times Education Science Co., Ltd. ("Beijing Xuezhi")	October 18, 2001	100%	PRC
Zhong Nongda Networks Development Co., Ltd. ("Zhongnongda Networks")	October 30, 2001	55%	PRC
Beijing Hongcheng Liye Technology Co., Ltd. ("Hongcheng Liye")	April 15, 2003	100%	PRC
Dalian Dongcai Technology Co., Ltd. ("Dongcai")	June 4, 2003	70%	PRC
Beijing WITT Education Consultant Management Co., Ltd. ("WITT Education")	July 4, 2003	100%	PRC
BJ-WITT EDU MAN. LTD. ("BJ-WITT")	July 4, 2003	100%	BVI
Chongqing Chongda Yuanxing Co., Ltd. ("Chongda")	December 24, 2003	51%	PRC
Beijing BCIT Science and Education Management Consulting Limited ("Beijing BCIT")	January 13, 2005	100%	PRC
Beijing WITT Science Co., Ltd. ("WITT Science")	December 26, 2005	100%	PRC
Beijing Gotop Education Co., Ltd. ("Gotop Hongcheng")	December 26, 2005	100%	PRC
Beijing BCIT Science and Education Management Consulting Limited ("BJ-BCIT")	February 10, 2006	100%	BVI
Beijing Distance Education Technology Co., Ltd. ("Yuancheng Education")	March 31, 2006	65%	PRC
Tianjin Gaotuo Hongcheng Education Technology Co., Ltd. ("Tianjin Gaotuo Hongcheng")	June 26, 2006	100%	PRC
Beijing Beiyuda Education Technology Co., Ltd. ("Beiyuda")	September 26, 2006	51%	PRC

Name	Date of incorporation or acquisition	Percentage of legal ownership	Place of incorporation
Beijing Mingdaoyuan Technology Co., Ltd. ("Beijing Mingdao")	March 27, 2007	51%	PRC
Shanghai Shangcai Education Technology Co., Ltd. ("Shanghai Shangcai")	April 18, 2008	51%	PRC
Dongcai Online Training Center ("Dongcai Online")	July 10, 2008	70%	PRC
Beijing Zhonglin Technology Co., Ltd. ("Zhonglin")	November 3, 2008	51%	PRC
Guangxi Hongcheng Times Technology Development Co., Ltd. ("Guangxi Hongcheng")	February 10, 2009	51%	PRC
Fuzhou Haojiaoshi Distance Education Service Co., Ltd. ("Fuzhou Good Teacher")	December 7, 2009	51%	PRC

Variable Interest Entity of the Company
Beijing Hongcheng Education Technology Co., Ltd. ("Hongcheng Education")	March 7, 2005	N/A*	PRC

Subsidiaries of Variable Interest Entity
Beijing Gotop Electronic Science Co., Ltd. ("Gotop Electronic") (1)	November 29, 1995	N/A	PRC
Xiandai Xingye Network Technology Co., Ltd. ("Xiandai Technology") (1)	November 7, 2000	N/A	PRC
Pingdingshan Wellent Bilingual School ("Pingdingshan") (1)	September 3, 2002	N/A	PRC
Anqing Foreign Language Middle School ("Anqing Foreign Language") (1)	August 2, 2004	N/A	PRC
Jingzhou Tianchang Investment Co., Ltd. ("Tianchang") (2)	September 6, 2005	N/A	PRC
Jingzhou Middle School South Campus ("South Campus") (3)	December 28, 2005	N/A	PRC
Beijing Hongcheng YoYo Technology Co., Ltd. ("Hongcheng YoYo") (1)	November 3, 2009	N/A	PRC

* PRC regulations currently limit foreign ownership of entities that provide Internet content and engage in primary and junior high school education.  To comply with PRC laws and regulations, we provide such services in China through our variable interest entity, Hongcheng Education, and its subsidiaries.
(1) Wholly owned subsidiary of Hongcheng Education (variable interest entity of the Company)
(2) 72.5% of its equity interest is held by Hongcheng Education (variable interest entity of the Company)
(3) 54% of its equity interest is held by Hongcheng Education (variable interest entity of the Company)